EXHIBIT 10.8


                             SUBSCRIPTION AGREEMENT
                             ----------------------


Dear Subscriber:

         You (the "Subscriber") hereby agree to purchase, and Internet Venture Group, Inc., a Florida corporation (the "Company") hereby agrees to issue and to sell to the Subscriber, 6% Convertible Notes (the "Notes") convertible in accordance with the terms thereof into shares of the Company's $.0001 par value common stock (the "Company Shares") for the aggregate consideration as set forth on the signature page hereof ("Purchase Price"). The form of Convertible Note is annexed hereto as Exhibit A. (The Company Shares included in the Securities (as hereinafter defined) are sometimes referred to herein as the "Shares" or "Common Stock"). (The Notes, the Company Shares, Common Stock Purchase Warrants ["Warrants"] issuable to the recipients identified on Schedule B hereto, the Common Stock issuable upon exercise of the Warrants, and the Additional Shares referred to in Section 11 hereof, are collectively referred to herein as, the "Securities"). Upon acceptance of this Agreement by the Subscriber, the Company shall issue and deliver to the Subscriber the Note against payment, by federal funds (U.S.) wire transfer of the Purchase Price.

The following terms and conditions shall apply to this subscription.

                  1. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. The Subscriber hereby represents and warrants to and agrees with the Company that:

                           (a) INFORMATION ON COMPANY. The Subscriber has been
furnished with the Company's Form 10-KSB for the year ended December 31, 1999 as filed with the Securities and Exchange Commission (the "Commission") together with all subsequent forms 10-QSB, and forms 8-K, and any amendments to any such forms 10-KSB, 10-QSB, and 8-K filed prior to the date hereof (hereinafter referred to as the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

                           (b) INFORMATION ON SUBSCRIBER. The Subscriber is an
"accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

                           (c) PURCHASE OF NOTE. On the Closing Date, the
Subscriber will purchase the Note for its own account and not with a view to any distribution thereof.

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                           (d) COMPLIANCE WITH SECURITIES ACT. The Subscriber
understands and agrees that the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

                           (e) SHARES LEGEND. The Shares, and the shares of
Common Stock issuable upon the exercise of the Warrants, shall bear the following legend, or one substantially equivalent thereto:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INTERNET VENTURE GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (f) WARRANTS LEGEND. The Warrants shall bear the
following legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INTERNET VENTURE GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (g) NOTE LEGEND. The Note shall bear the following
legend:

                  "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INTERNET VENTURE GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (h) COMMUNICATION OF OFFER. The offer to sell the
Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

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                           (i) CORRECTNESS OF REPRESENTATIONS. The Subscriber
represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

                  2. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with the Subscriber that:

                           (a) DUE INCORPORATION. The Company and each of its
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

                           (b) OUTSTANDING STOCK. All issued and outstanding
shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

                           (c) AUTHORITY; ENFORCEABILITY. This Agreement has
been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

                           (d) ADDITIONAL ISSUANCES. There are no outstanding
agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company, except as described in the Reports or Other Written Information, or in Schedule 2(d) hereto.

                           (e) CONSENTS. No consent, approval, authorization or
order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the NASD, NASDAQ or the Company's Shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation issuance and sale of the Securities, and the performance of the Company's obligations hereunder.

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                           (f) NO VIOLATION OR CONFLICT. Assuming the
representations and warranties of the Subscriber in Paragraph 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of its obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                                (i) violate, conflict with, result in a breach
of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under
(A) the articles of incorporation, charter or bylaws of the Company or any of its subsidiaries, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of its subsidiaries of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company or any of its subsidiaries, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its subsidiaries is a party, by which the Company or any of its subsidiaries is bound, or to which any of the properties of the Company or any of its subsidiaries is subject, or
(D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its subsidiaries is a party; or

                                (ii) result in the creation or imposition of any
lien, charge or encumbrance upon the Securities or any of the assets of the Company, or any of its subsidiaries.

                           (g) THE SECURITIES. The Securities upon issuance:

                                (i) are, or will be, free and clear of any
security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

                                (ii) have been, or will be, duly and validly
authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the date the Note is converted, and the Warrants are exercised, the Securities will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that the Subscriber complies with the Prospectus delivery requirements);

                                (iii) will not have been issued or sold in
violation of any preemptive or other similar rights of the holders of any securities of the Company; and

                                (iv) will not subject the holders thereof to
personal liability by reason of being such holders.

                           (h) LITIGATION. There is no pending or, to the best
knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its subsidiaries that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the Reports or Other Written Information, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its subsidiaries relating to the Company or any of its directors or officers.

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                           (i) REPORTING COMPANY. The Company is a publicly-held
company subject to reporting obligations pursuant to Sections 15(d) and 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company's common stock is trading on the NASD OTC Bulletin Board ("Bulletin Board"). Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months.

                           (j) NO MARKET MANIPULATION. The Company has not
taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued.

                           (k) INFORMATION CONCERNING COMPANY. The Reports and
Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (l) DILUTION. The number of Shares issuable upon
conversion of the Note may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to conversion of the Note. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Note and exercise of the Warrants is binding upon the Company and enforceable, except as otherwise described in this Subscription Agreement or the Note, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                           (m) STOP TRANSFER. The Securities are restricted
securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of the Securities, except as may be required by law.

                           (n) DEFAULTS. Neither the Company nor any of its
subsidiaries is in violation of its Articles of Incorporation or ByLaws. Neither the Company nor any of its subsidiaries is (i) except as provided in Schedule 2(n) hereto, in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

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                           (o) NO INTEGRATED OFFERING. Neither the Company, nor
any of its subsidiaries, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board, as applicable, nor will the Company or any of its subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

                           (p) NO GENERAL SOLICITATION. Neither the Company, nor
any of its subsidiaries, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

                           (q) LISTING. The Company's Common Stock is listed for
trading on the Bulletin Board and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its common stock will be delisted from the Bulletin Board or that the Common Stock does not meet all requirements for the continuation of such listing.

                           (r) NO UNDISCLOSED LIABILITIES. The Company has no
liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since September 30, 2000 and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company's financial condition.

                           (s) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since
September 30, 2000, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

                           (t) DISABILITY. The Company has no knowledge of any
impediment which would or could prevent the Company from becoming a fully reporting company with a class of common stock registered pursuant to Section 12(g) of the 1934 Act.

                           (u) CORRECTNESS OF REPRESENTATIONS. The Company
represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing Date, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date for two years.

                  3. REGULATION D OFFERING; OPINION. This Offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion acceptable to Subscriber from the Company's legal counsel

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opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Note and exercise of the Warrants.

                  4. REISSUANCE OF SECURITIES. The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 1(e) and 1(f) above (a) at such time as the holder thereof is permitted to and disposes of such Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the Securities are registered under the 1933 Act. The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive all reasonably requested representations from the Subscriber and selling broker, if any. If the Company fails to remove any legend as required by this Section 4 (a "Legend Removal Failure"), then beginning on the tenth (10th) day following such failure, the Company continues to fail to remove such legend, the Company shall pay to each Subscriber or assignee holding shares subject to a Legend Removal Failure an amount equal to one percent (1%) of the Purchase Price of the shares subject to a Legend Removal Failure per day that such failure continues. If during any twelve (12) month period, the Company fails to remove any legend as required by this Section 4 for an aggregate of thirty (30) days, each Subscriber or assignee holding Securities subject to a Legend Removal Failure may, at its option, require the Company to purchase all or any portion of the Securities subject to a Legend Removal Failure held by such Subscriber or assignee at a price per share equal to 120% of the applicable Purchase Price.

                  5. REDEMPTION. The Company may not redeem the Securities without the consent of the holder of the Securities except as otherwise described herein.

                  6. FEES/WARRANTS.

                           (a) The Company shall pay to counsel to the
Subscriber its fees of $25,000 for services rendered to Subscribers in connection with this Agreement and the other Subscription Agreements for aggregate subscription amounts of $1,100,000 (the "Offering"), and acting as escrow agent for the Offering. The Company will pay to the Finders identified on Schedule B hereto a cash fee in the amount of: nine percent (9%) of the Purchase Price set forth on the signature page hereto ("Finder's Fee"). The Finder's Fee and legal fees for the Offering must be paid on the Closing Date with respect to the Notes issued on such date. The Finder's Fee and legal fees will be payable out of funds held pursuant to a Funds Escrow Agreement to be entered into by the Company, Subscriber and an Escrow Agent.

                           (b) The Company will also issue and deliver to the
Warrant Recipients identified on Schedule B hereto, Warrants in the amounts designated on Schedule B hereto in connection with the Offering. A form of Warrant is annexed hereto as Exhibit D. The per share "Purchase Price" of Common Stock as defined in the Warrant shall be equal to one hundred and twenty percent (120%) of the closing price of the Common Stock for the five trading days preceding but not including the Closing Date as reported on the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or such other principal market or exchange where the Common Stock is listed or traded.

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                           (c) The Finder's Fee and legal fees will be paid to
the Finders and attorneys only when, as, and if a corresponding subscription amount is released from escrow to the Company and out of the escrow proceeds. All the representations, covenants, warranties, undertakings, remedies, liquidated damages, and indemnification, other rights including but not limited to registration rights, and rights in Section 9 hereof, made or granted to or for the benefit of the Subscriber are hereby also made and granted to the Warrant Recipients in respect of the Warrants and Company Shares issuable upon exercise of the Warrants.

                  7. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Subscriber as follows:

                           (a) The Company will advise the Subscriber, promptly
after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                           (b) The Company shall promptly secure the listing of
the Company Shares, and Common Stock issuable upon the exercise of the Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on a Principal Market, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

                           (c) The Company shall notify the SEC, NASD and
applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

                           (d) Until at least two (2) years after the
effectiveness of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 10.1(iv) hereof, the Company will
(i) comply in all respects with its reporting and filing obligations under the Exchange Act, (ii) comply with all reporting requirements applicable to an issuer subject to the reporting requirements of Sections 13 and 15(d) of the 1934 Act, and (iii) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of (y) two (2) years after the effective date of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 10.1(iv) hereof, or (z) the sale by the Subscribers and Warrant Recipients of all the Company Shares, Securities and Put Securities issuable by the Company pursuant to this Agreement. Until at least two (2) years after the Warrants have been exercised, the Company will use its commercial best efforts to continue the listing of the Common Stock on the Bulletin Board or the American Stock Exchange, NASDAQ SmallCap Market, NASDAQ National Market Systems, or New York Stock Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ.

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                           (e) The Company undertakes to use the proceeds of the
Subscriber's funds for the purposes set forth on Schedule 7(e) hereto. Except as set forth on Schedule 7(e) hereto, Note Purchase Price may not and will not be used to pay debt or non-trade obligations outstanding on or after the Closing Date.

                           (f) The Company undertakes to use its best efforts to
obtain within three months of the Closing Date a standard officers and directors errors and omissions liability insurance policy covering the transactions contemplated in this Agreement.

                           (g) The Company undertakes to reserve pro rata on
behalf of each holder of a Note, or Warrant, from its authorized but unissued Common Stock, at all times that Notes, or Warrants remain outstanding, a number of Common Shares equal to not less than 200% of the amount of Common Shares necessary to allow each such holder to be able to convert all such outstanding Notes, at the then applicable Conversion Price and one Common Share for each Common Share issuable upon exercise of the Warrants.

                           (h) The Company undertakes to become a fully
reporting company with a class of Shares registered pursuant to Section 12(g) of the 1934 Act no later than 135 days after the Closing Date.

                  8. COVENANTS OF THE COMPANY AND SUBSCRIBER REGARDING INDEMNIFICATION.

                           (a) The Company agrees to indemnify, hold harmless,
reimburse and defend Subscriber, and Subscriber's officers, and directors against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber or any such person which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

                           (b) Subscriber agrees to indemnify, hold harmless,
reimburse and defend the Company and the Company's officers and directors against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any misrepresentation by Subscriber or breach by Subscriber of any warranty in this Agreement or in any Exhibits or Schedules attached hereto or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

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                           (c) The procedures set forth in Section 10.6 shall
apply to the indemnifications set forth in Sections 8(a) and 8(b) above.

                  9.1. CONVERSION OF NOTE.

                           (a) Upon the conversion of the Note or part thereof,
the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the Shares will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Company Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares to be sold or are otherwise exempt from registration when sold.

                           (b) Subscriber will give notice of its decision to
exercise its right to convert the Note or part thereof by telecopying an executed and completed Notice of Conversion (as defined in the Note) to the Company. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will or cause the transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note (and a Note representing the balance of the Note not so converted, if requested by Subscriber) to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). To the extent that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

                           (c) Until four months from the Closing Date, the
Subscriber may not convert the Note at a Conversion Price less than $.75. In the event the Conversion Price pursuant to Section 2.1(b)(ii) of the Note would be less than $.75 during such four month period the Subscriber may elect a Conversion Price of $.75.

                           (d) The Company understands that a delay in the
delivery of the Shares in the form required pursuant to Section 9 hereof, or the Mandatory Redemption Amount described in Section 9.2 hereof, beyond the Delivery Date or Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late issuance of Shares in the form required pursuant to Section 9 hereof upon Conversion of the Note or late payment of the Mandatory Redemption Amount, in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Note principal amount being converted or redeemed. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

                           (e) Nothing contained herein or in any document
referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

                  9.2. MANDATORY REDEMPTION. In the event for a period of twenty-two consecutive trading days the closing price of the Common Stock on the Principal Market or any other market where the Common Stock trades or is listed for trading is less than 50% of the closing price of the Common Stock on the last trading day prior to the Closing Date; or in the event the Company is prohibited from issuing Shares or fails to timely deliver Shares on a Delivery Date for any reason other than pursuant to the limitations set forth in Section
9.3 hereof, then at the Subscriber's election, the Company must pay to the Subscriber five (5) business days after request by the Subscriber or on the Delivery Date (if requested by the Subscriber) a sum of money determined by multiplying the principal amount of the Note designated by the Subscriber by 125%, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within five (5) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding, and any obligation to deliver Shares with respect to conversion of the redeemed portion of the Note shall be extinguished.

                  9.3. MAXIMUM CONVERSION. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 9.99%. The Subscriber may void the conversion limitation described in this Section 9.3 upon 75 days prior notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

                  9.4. INJUNCTION - POSTING OF BOND. The Company may not refuse conversion of a Note based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained and the Company posts a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

                  9.5. BUY-IN. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                  9.6. OPTIONAL REDEMPTION. The Company will have the option of redeeming any outstanding Notes ("Optional Redemption") by paying to the Subscriber a sum of money equal to 125% of the principal amount of the Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Subscriber arising under this Subscription Agreement, Note or any other document delivered herewith ("Redemption Amount") outstanding on the day notice of redemption ("Notice of Redemption) is given to a Subscriber ("Redemption Date"). A Notice of Redemption may not be given in connection with any portion of Note for which notice of conversion has been given by the Subscriber at any time before receipt of a Notice of Redemption. The Subscriber may elect within five (5) business days after receipt of a Notice of Redemption to give the Company Notice of Conversion in connection with some or all of the Note principal and interest which was the subject of the Notice of Redemption provided the Conversion Price elected by the Subscriber is the Maximum Base Price set forth in Section 2.1(b)(i) of the Note. A Notice of Redemption must be accompanied by a certificate signed by the chief executive officer or chief financial officer of the Company stating that the Company has on deposit and segregated ready funds equal to the Redemption Amount. The Redemption Amount must be paid in good funds to the Subscriber no later than the seventh (7th) business day after the Redemption Date ("Optional Redemption Payment Date"). In the event the Company fails to pay the Redemption Amount by the Optional Redemption Payment Date, then the Redemption Notice will be null and void and the Company will thereafter have no further right to effect an Optional Redemption, and at the Subscription's election, the Redemption Amount will be deemed a Mandatory Redemption Payment and the Optional Redemption Payment Date will be deemed a Mandatory Redemption Payment Date. Such failure will also be deemed an Event of Default under the Note. Any Notice of Redemption must be given to all holders of Notes issued in connection with the Offering, in proportion to their holdings of Note principal on a Redemption Date. A Notice of Redemption may be given by the Company, provided (i) no Event of Default, as described in the Note shall have occurred or be continuing; (ii) the Company Shares issuable upon conversion of the full outstanding Note principal are included for unrestricted resale in a registration statement effective as of the Redemption Date; and (iii) the closing price of the Common Stock on the Principal Market (or other market if not listed or trading on a Principal Market) is less than the Maximum Base Price for each of the ten (10) trading days preceding the Redemption Date. Note proceeds may not be used to effect an Optional Redemption.

                  9.7. MANDATORY CONVERSION.

                           (a) Subject to the limitations set forth in Section
9.3 hereof, up to the entire principal amount of the Note for which Conversion Notices have not previously been given by the Subscriber may be converted at the Company's election ("Mandatory Conversion") provided: (i) no Event of Default has occurred or is continuing; (ii) the closing price of the Common Stock on the Principal Market for ten (10) consecutive trading days (the "Trading Period") is greater than 200% of the Maximum Base Price in effect on each trading day during the Trading Period; (iii) not less than 200,000 Shares have traded on the Principal Market on each day during the Trading Period; and (iv) the Company Shares issuable upon conversion of the entire Note principal are included for unrestricted resale in a registration statement effective as of the date notice is given by the Company to the Subscriber of its election to convert the Note pursuant to this Section 9.7 ("Mandatory Conversion Notice") and through the date the Shares issuable upon Mandatory Conversion of the Note are delivered to Subscriber.

                           (b) The Mandatory Conversion Notice must be given in
the manner described in Section 12(a) below no later than the first trading day following the Trading Period. The date Mandatory Conversion Notice is given is the Mandatory Conversion Date. The Mandatory Conversion Date will be deemed the Conversion Date for purposes of calculating the Conversion Price and Delivery Date. Failure to timely deliver the Shares issuable upon Mandatory Conversion shall be deemed an Event of Default under the Note.

                           (c) Mandatory Conversion Notice must be sent to all
holders of Notes in proportion to their holdings of Note principal on the Mandatory Conversion Date.

                  10.1. REGISTRATION RIGHTS. The Company hereby grants the following registration rights to holders of the Securities.

                           (i) On one occasion, for a period commencing 136 days
after the Closing Date, but not later than four years after the Closing Date ("Request Date"), the Company, upon a written request therefor from any record holder or holders of more than 50% of the aggregate of the Company's Shares issued and issuable upon Conversion of the Note (the Common Stock issued or issuable upon conversion or exercise of the Securities and securities issued or issuable by virtue of ownership of the Securities being, the "Registrable Securities"), shall prepare and file with the SEC a registration statement under the Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 10.1(i). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 10.1(i) shall be limited to one registration statement.

                           (ii) If the Company at any time proposes to register
any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 30 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this
Section 10.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 10.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 10.1(ii) without thereby incurring any liability to the Seller.

                           (iii) If, at the time any written request for
registration is received by the Company pursuant to Section 10.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 10.1(ii) rather than Section 10.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 10.1(ii).

                           (iv) The Company shall file with the Commission
within 90 days of the Closing Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective a Form SB-2 registration statement (or such other form that it is eligible to use) within 135 days of the Closing Date in order to register the Registrable Securities for resale and distribution under the Act. The registration statement described in this paragraph must be declared effective by the Commission within 135 days of the Closing Date (as defined herein) ("Effective Date"). The Company will register not less than a number of shares of Common Stock in the aforedescribed registration statement that is equal to 200% of the Company Shares issuable at the Conversion Price that would be in effect on the Closing Date or the date of filing of such registration statement (employing the Conversion Price which would result in the greater number of Shares), assuming the conversion of 100% of the Notes and one share of common stock for each common share issuable upon exercise of the Warrants employing the Conversion Price that would result in the greater number of Shares and 200% of the Additional Shares (as defined in Section 11.1 hereof) employing the Maximum Base Price (as defined in the Note) to determine the number of such Additional Shares which may be issued. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber and Warrant Recipients, as the case may be, and not issued, employed or reserved for anyone other than the Subscriber and Warrant Recipients. Such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. No securities of the Company other than the Registrable Securities will be included in the registration statement described in this Section 10.1(iv).

                  10.2. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

                           (a) prepare and file with the Commission a
registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities ("Sellers") copies of all filings and Commission letters of comment;

                           (b) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the latest of: (i) six months after the latest exercise period of the Warrants; (ii) twelve months after the Maturity Date of the Note or Put Note; or (iii) two years after the Closing Date, or Put Closing Date and comply with the provisions of the Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

                           (c) furnish to the Seller, and to each underwriter if
any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

                           (d) use its best efforts to register or qualify the
Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                           (e) list the Registrable Securities covered by such
registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                           (f) immediately notify the Seller and each
underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (g) make available for inspection by the Seller, any
underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  10.3. PROVISION OF DOCUMENTS.

                           (a) At the request of the Seller, provided a demand
for registration has been made pursuant to Section 10.1(i) or a request for registration has been made pursuant to Section 10.1(ii), the Registrable Securities will be included in a registration statement filed pursuant to this
Section 10.

                           (b) In connection with each registration hereunder,
the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 10.1(i) or 10.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

                  10.4. NON-REGISTRATION EVENTS. The Company and the Subscriber agree that the Seller will suffer damages if any registration statement required under Section 10.1(i) or 10.1(ii) above is not filed within 90 days after written request by the Holder and not declared effective by the Commission within 135 days after such request [or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form SB-2 or such other form described in Section 10.1(iv)], and maintained in the manner and within the time periods contemplated by Section 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if
(i) the Registration Statement described in Sections 10.1(i) or 10.1(ii) is not filed within 90 days of such written request, or is not declared effective by the Commission on or prior to the date that is 135 days after such request, or
(ii) the registration statement on Form SB-2 or such other form described in
Section 10.1(iv) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within five days of receipt by the Company of a communication from the Commission that the registration statement described in Section 10.1(iv) will not be reviewed, or
(iii) any registration statement described in Sections 10.1(i), 10.1(ii) or 10.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i),
(ii) and (iii) of this Section 10.4 is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as Liquidated Damages to each holder of any Registrable Securities an amount equal to one (1%) percent per month for the first thirty (30) days or part thereof and two (2%) percent per month for each thirty days or part thereof, thereafter during the pendency of such Non-Registration Event, of the principal of the Notes issued in connection with the Offering, whether or not converted owned of record by such holder or issuable as of or subsequent to the occurrence of such Non-Registration Event. Payments to be made pursuant to this Section 10.4 shall be due and payable immediately upon demand in immediately available funds. In the event a Mandatory Redemption Payment is demanded from the Company by the Holder pursuant to
Section 9.2 of this Subscription Agreement, then the Liquidated Damages described in this Section 10.4 shall no longer accrue on the portion of the Purchase Price underlying the Mandatory Redemption Payment, from and after the date the Holder receives the Mandatory Redemption Payment. It shall also be deemed a Non-Registration Event to the extent that an amount equal to 120% of all the Common Stock underlying the Registrable Securities is not included in an effective registration statement as of and after 45 days after the Effective Date at the Conversion Prices in effect from and after the Effective Date.

                  10.5. EXPENSES. All expenses incurred by the Company in complying with Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own additional counsel, if any. The Company will pay all Registration Expenses in connection with the registration statement under Section 10. All Selling Expenses in connection with each registration statement under Section 10 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

                  10.6. INDEMNIFICATION AND CONTRIBUTION.

                           (a) In the event of a registration of any Registrable
Securities under the Act pursuant to Section 10, the Company will indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

                           (b) In the event of a registration of any of the
Registrable Securities under the Act pursuant to Section 10, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

                           (c) Promptly after receipt by an indemnified party
hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                           (d) In order to provide for just and equitable
contribution in the event of joint liability under the Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.6 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 10.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  11. RESET.

                  11.1 In the event the closing bid price of the Common Stock on a Principal Market is not equal to or greater than 150% of the Maximum Base Price (as defined in the Note) for ten consecutive trading days during the sooner of (i) the period commencing on the actual effective date of the registration statement described in Section 10.1(iv) hereof ("Actual Effective Date") and ending 180 days thereafter, or (ii) the 180 day period commencing one year from the Closing Date (the last day of each such period being the "Determination Date"), the Company will issue additional shares to the Subscriber ("Additional Shares").

                  11.2 The amount of Additional Shares will be equal to the number obtained by dividing one-fifth of the Purchase Price by the lesser of (i) the Maximum Base Price, or (ii) the average closing bid price for the five trading days immediately preceding the Determination Date.

                  11.3 The Additional Shares must be delivered to the Subscriber without restrictive or other legend no later than ten (10) business days after the Determination Date. Failure by the Company to timely deliver the Additional Shares shall be deemed an Event of Default under the Note and a material breach of the Company's obligations hereunder.

                  12. (a) RIGHT OF FIRST REFUSAL. Until one year after the actual effective date of the Registration Statement described in Section 10.1(iv) hereof (the "Exclusion Period"), the Subscriber shall be given not less than ten (10) days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations except as disclosed in the Reports or Other Written Information or pursuant to acquisitions or one primary underwritten public offering (these exceptions hereinafter referred to as the "Excepted Issuances"). The Subscriber shall have the right during the ten
(10) days following the notice to agree to purchase an amount of such offered common stock, other securities or debt in the same proportion as being purchased in the Offering of those securities proposed to be issued and sold, in accordance with the terms and conditions set forth in the notice of sale. In the event such terms and conditions are modified during the notice period, the Subscriber shall be given prompt notice of such modification and shall have the right during the original notice period or for a period of ten (10) days following the notice of modification, whichever is longer, to exercise such right. In the event the right of first refusal described in this Section is exercised by the Subscriber and the Company thereby receives net proceeds from such exercise, then commissions and fees will be paid by the Company to the Finders in the same amounts as would be payable in connection with the offering described in the notice of sale. Payment for the securities may be made by the Subscriber by tender to the Company of all or part of the Note and application towards the purchase price of the securities of any sums due or owing from the Company to the Subscriber.

                           (b) OFFERING RESTRICTIONS. Except with respect to the
Excepted Issuances, the Company will not issue any equity, convertible debt or other securities prior to 90 days after the actual effective date of the registration statement described in Section 10.1(iv) hereof without the Subscribers' written consent which will not be unreasonably withheld.

                  13. MISCELLANEOUS.

                           (a) NOTICES. All notices or other communications
given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i) if to the Company, to Internet Venture Group, Inc., 9601 West Sam Houston Parkway South, Building 100, Houston, TX 77049, telecopier number: (713) 771-7536, with a copy by telecopier only to: Arter & Hadden LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201, Attn: Lawrence B. Mandala, telecopier number: (214) 741-7139, and
(ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number:
(212) 697-3575. Any notice that may be given pursuant to this Agreement, or any document delivered in connection with the foregoing may be given by the Subscriber on the first business day after the observance dates in the United States of America by Orthodox Jewry of Rosh Hashanah, Yom Kippur, the first two days of the Feast of Tabernacles, Shemini Atzeret, Simchat Torah, the first two and final two days of Passover and Pentecost, with such notice to be deemed given and effective, at the election of the Subscriber on a holiday date that precedes such notice. Any notice received by the Subscriber on any of the aforedescribed holidays may be deemed by the Subscriber to be received and effective as if such notice had been received on the first business day after the holiday.

                           (b) CLOSING. The consummation of the transactions
contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price are transmitted by wire transfer to the Company (the "Closing Date").

                           (c) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement
represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

                           (d) EXECUTION. This Agreement may be executed by
facsimile transmission, and in counterparts, each of which will be deemed an original.

                           (e) LAW GOVERNING THIS AGREEMENT. This Agreement
shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                           (f) SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.
The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                           (g) CONFIDENTIALITY. The Company agrees that it will
not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by the Subscriber or only to the extent required by law.

                           (h) AUTOMATIC TERMINATION. This Agreement shall
automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscriber.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                            INTERNET VENTURE GROUP, INC.
                                            A Florida Corporation



                                            By: /s/ Elorian Landers
                                                ----------------------
                                                    Elorian Landers
                                                    President and CEO

                                            Dated: February 2, 2001



Purchase Price: $300,000.00
                -----------





ACCEPTED: Dated as of February 2, 2001



ALPHA CAPITAL AKTIENGESELLSCHAFT - Subscriber
A Lichtenstein corporation
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax:


By: /s/ signature illegible
    -----------------------

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                            INTERNET VENTURE GROUP, INC.
                                            A Florida Corporation



                                            By: /s/ Elorian Landers
                                                ----------------------
                                                    Elorian Landers
                                                    President and CEO

                                             Dated: February 2, 2001



Purchase Price: $250,000.00
                -----------





ACCEPTED: Dated as of February 2, 2001



AMRO INTERNATIONAL, S.A. - Subscriber
C/o Ultra Finanz
Grossmuensterplatz 6
Zurich, Switzerland CH8022
Fax: 011-411-262-5512


By: /s/ signature illegible
    -----------------------

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                            INTERNET VENTURE GROUP, INC.
                                            A Florida Corporation



                                            By: /s/ Elorian Landers
                                                ----------------------
                                                    Elorian Landers
                                                    President and CEO

                                            Dated: February 2, 2001



Purchase Price: $350,000.00
                -----------





ACCEPTED: Dated as of February 2, 2001



MARKHAM HOLDINGS LTD. - Subscriber
C/o Mr. David Hassan
50 Town Range
P.O. Box 472
Gilbraltar
Fax: 011-34-9567-40404


By: /s/ signature illegible
    -----------------------

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                            INTERNET VENTURE GROUP, INC.
                                            A Florida Corporation



                                            By: /s/ Elorian Landers
                                                ----------------------
                                                    Elorian Landers
                                                    President and CEO

                                            Dated: February 2, 2001



Purchase Price: $200,000.00
                -----------





ACCEPTED: Dated as of February 2, 2001

STONESTREET LIMITED PARTNERSHIP - Subscriber
C/o Carol Harrop/Michael Finkelstein
260 Town Centre Blvd., Suite 201
Markham, ON, L3R 8H8 Fax: 416-956-8989



By: /s/ signature illegible
    -----------------------



                                     SCHEDULE B TO SUBSCRIPTION AGREEMENT


-------------------------------------------------------------------- -----------------------------------------------
FINDERS                                                              CASH FINDER'S FEES
-------------------------------------------------------------------- -----------------------------------------------
UNION ATLANTIC CAPITAL LC                                            $99,000.00 (9% of Finder's Fees payable in
1215 Hightower Trial, Suite B220                                     connection with investments by Alpha Capital
Atlanta, GA 30350                                                    Aktiengesellschaft, Amro International, S.A.,
Fax: 770-992-6800                                                    Markham Holdings Ltd., and Stonestreet
                                                                     Limited Partnership)
-------------------------------------------------------------------- -----------------------------------------------
TOTAL                                                                $99,000.00 (100%)
-------------------------------------------------------------------- -----------------------------------------------


                              PROPORTIONATE SHARE OF AGGREGATE WARRANTS ISSUABLE



-------------------------------------------------------------------- -----------------------------------------------
WARRANT RECIPIENTS                                                   WARRANTS
-------------------------------------------------------------------- -----------------------------------------------
ALPHA CAPITAL AKTIENGESELLSCHAFT                                     75,000
A Lichtenstein corporation
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax:
-------------------------------------------------------------------- -----------------------------------------------
AMRO INTERNATIONAL, S.A.                                             62,500
C/o Ultra Finanz
Grossmuensterplatz 6
Zurich, Switzerland CH8022
Fax: 011-411-262-5512
-------------------------------------------------------------------- -----------------------------------------------
MARKHAM HOLDINGS LTD.                                                87,500
C/o Mr. David Hassan
50 Town Range
P.O. Box 472
Gilbraltar
Fax: 011-34-9567-40404
-------------------------------------------------------------------- -----------------------------------------------
STONESTREET LIMITED PARTNERSHIP                                      50,000
C/o Carol Harrop/Michael Finkelstein
260 Town Centre Blvd., Suite 201
Markham, ON, L3R 8H8
Fax: 416-956-8989
-------------------------------------------------------------------- -----------------------------------------------
TOTAL                                                                275,000
-------------------------------------------------------------------- -----------------------------------------------